As filed with the Securities and Exchange Commission on April 5, 1994

                             Subject to amendment.
                                              Registration No. 33-

=========================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                            RAMSAY HEALTH CARE, INC.
               (Exact name of issuer as specified in its charter)

                 DELAWARE                                               63-0857352
         (State or other jurisdic-                                   (I.R.S. Employer
           tion of incorporation                                    Identification No.)
              or organization)

                                   ----------
                               One Poydras Plaza
                         639 Loyola Avenue, Suite 1400
                         New Orleans, Louisiana  70113
                    (Address of principal executive offices)
                                   ----------
                            RAMSAY HEALTH CARE, INC.
                             1993 STOCK OPTION PLAN

                            RAMSAY HEALTH CARE, INC.
                       1993 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)
                                   ----------
                               GREGORY H. BROWNE
                                   President
                            Ramsay Health Care, Inc.
                               One Poydras Plaza
                         639 Loyola Avenue, Suite 1400
                         New Orleans, Louisiana  70113
                                 (504) 525-2505
                      (Name, address and telephone number,
                   including area code, of agent for service)
                                   ----------
                                    Copy to:
                             THOMAS M. HAYTHE, Esq.
                                Haythe & Curley
                                237 Park Avenue
                           New York, New York  10017
                                   ----------
        Approximate date of commencement of proposed sale to the public:
                        As soon as practicable after the
                   Registration Statement becomes effective.
                                   ----------
                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                              Proposed       Proposed
 Title of                                      maximum       maximum
securities                  Amount            offering       aggregate         Amount of
  to be                     to be               price        offering        registration
registered                registered          per share*      price*              fee
- ----------                ----------          ----------    ---------        ------------
Common Stock               450,000            $7.6875       $3,459,375        $1,192.89
($.01 par                  shares
 value)
=========================================================================================
*Estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on March 31,
1994, as reported on the National Association of Securities Dealers Automated
Quotation System.
=========================================================================================




59907.1
1271-0820

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                 The Company hereby states that (i) the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                 (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1993.

                 (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1993 and December 31, 1993.

                 (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A (no. 34-13849) filed September 5, 1985.

Item 4.  Description of Securities.

                 Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                 Thomas M. Haythe, a partner in the law firm of Haythe & Curley, the Company's counsel in connection with the offering, is also a director and stockholder of this Company. As of March 1, 1994, Mr. Haythe held currently exercisable options to purchase 15,000 shares of Common Stock granted to him under the 1990 Stock Option Plan of the Company and 10,000 shares of Common Stock granted to him under the 1991 Stock Option Plan of the Company.

Item 6.  Indemnification of Directors and Officers.

                 Under Section 145 of the Delaware General Corporation Law, as amended, the Company has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of such person's being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

                 Section 4.1 of the By-Laws of the Company contains provisions relating to the indemnification of directors and officers which provide, in general, that the Company shall indemnify its officers and directors to the fullest extent authorized by the laws of the State of Delaware, as they may be amended from time to time.

                 The Company's Certificate of Incorporation contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

                 Not applicable.

Item 8.  Exhibits.

                 The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.  Undertakings.

                 The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement

(or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

                 The Registrant and each person whose signature appears below hereby appoints Gregory H. Browne and Jack V. Eumont as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana on the 5th day of April, 1994.



                                                   RAMSAY HEALTH CARE, INC.



                                                   By/s/Gregory H. Browne
                                                     ------------------------
                                                     Gregory H. Browne
                                                     President



                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                  Title                         Date
         ---------                                  -----                         ----
         /s/Paul J. Ramsay                 Chairman of the Board,            April 5, 1994
         ---------------------             Director
         Paul J. Ramsay


         /s/Gregory H. Browne              President, Chief                  April 5, 1994
         ---------------------             Executive Officer,
         Gregory H. Browne                 Director


         Signature                                  Title                         Date
         ---------                                  -----                         ----
         /s/Aaron Beam, Jr.                        Director                  April 5, 1994
         -----------------------
         Aaron Beam, Jr.


         /s/Peter J. Evans                         Director                  April 5, 1994
         -----------------------
         Peter J. Evans


         /s/Robert E. Galloway                     Director                  April 5, 1994
         -----------------------
         Robert E. Galloway


         /s/Thomas M. Haythe                       Director                  April 5, 1994
         -----------------------
         Thomas M. Haythe


         /s/Luis E. Lamela                         Director                  April 5, 1994
         -----------------------
         Luis E. Lamela


         /s/Steven J. Shulman                      Director                  April 5, 1994
         -----------------------
         Steven J. Shulman


         /s/Michael S. Siddle                      Director                  April 5, 1994
         -----------------------
         Michael S. Siddle


         /s/Bruce R. Soden                         Senior Vice               April 5, 1994
         -----------------------                   President,
         Bruce R. Soden                            Director



         /s/Jack V. Eumont, Jr.                   Vice President,           April 5, 1994
         -----------------------                   Chief Financial
         Jack V. Eumont, Jr.                       Officer (Principal
                                                   Financial and
                                                   Accounting Officer)


                               CONSENT OF COUNSEL


                 The consent of Haythe & Curley is contained in their opinion filed as Exhibit 5 to this Registration Statement.

                       CONSENT OF INDEPENDENT AUDITORS


             We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ramsay Health Care, Inc. 1993 Stock Option Plan and the Ramsay Health Care, Inc. 1993 Employee Stock Purchase
Plan of our report dated September 29, 1993 with respect to the consolidated financial statements and schedules of Ramsay Health Care, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1993, filed with the Securities and Exchange Commission.

                                                            ERNST & YOUNG


New Orleans, Louisiana
April 4, 1994

                               INDEX TO EXHIBITS



     Number                           Description of Exhibit                             Page
     ------                           ----------------------                             ----
  4(i)            -        Ramsay Health Care, Inc. 1993 Employee Stock                   11
                           Purchase Plan (the "Stock Purchase Plan")

  4(ii)           -        Form of Stock Purchase Agreement under the Stock               18
                           Purchase Plan

  4(iii)          -        Copy of Rules adopted by the Compensation and                  22
                           Conflict of Interest Committee under the Stock
                           Purchase Plan

  4(iv)           -        Copy of Brochure for Employees describing the Stock            27
                           Purchase Plan

  4(v)            -        Ramsay Health Care, Inc. 1993 Stock Option Plan (the           35
                           "Stock Option Plan")

  4(vi)           -        Form of Stock Option Certificate under the Stock               42
                           Option Plan

  4(vii)          -        Form of Incentive Stock Option Certificate under the           51
                           Stock Option Plan

  5               -        Opinion of Haythe & Curley                                     61

  23(i)           -        Consent of Independent Auditors ( see "Consent of              --
                           Independent Auditors" in the Registration Statement)

  23(ii)          -        Consent of Haythe & Curley (contained in Exhibit 5)            --

  24              -        Power of Attorney (see "Power of Attorney" in the              --
                           Registration Statement)